Exhibit 99.1

Contact:

Timothy Baker	Scott Solomon
Executive Vice President,	Vice President
Chief Operating Officer	Sharon Merrill Associates
and Chief Financial Officer	(617) 542-5300
Cynosure, Inc.	CYNO@investorrelations.com
(978) 256-4200
TBaker@cynosure.com

Cynosure Reports Second-Quarter 2014 Financial Results

Westford, MA – July 29, 2014 – Cynosure, Inc. (Nasdaq: CYNO), which develops and markets laser- and light-based aesthetic treatment systems for high-volume applications, today reported financial results for the three months ended June 30, 2014. Second-quarter 2014 financial results incorporate the acquisition of Palomar Medical Technologies, which was completed on June 24, 2013.

Second-Quarter 2014 Financial Highlights

•	Total revenues increased 45% to $72.6 million

•	Non-GAAP net income of $7.1 million, or $0.32 per diluted share, which excludes acquisition costs and amortization expenses

•	GAAP net income of $4.6 million, or $0.20 per diluted share, including acquisition costs and amortization expenses

•	$123 million in cash and investments at June 30, 2014

•	Purchased $9 million of stock under share repurchase program

•	Successfully completed Palomar integration as scheduled at one-year anniversary

“Revenue increased 45% year-over-year and 17% sequentially to $72.6 million in the second quarter of this year, a record high for our core business,” said Cynosure President and CEO Michael Davin. “Our results reflected the successful integration of the Palomar product line into our distribution channels both within and outside North America, as well as strong contributions from key products including PicoSure®, our flagship product for the removal of tattoos and benign pigmented lesions which was recently cleared for the treatment of acne scarring.”

“During the second quarter we also finalized the remaining steps in our integration of Palomar, a significant accomplishment in just 12 months given the size and scale of the acquisition,” Davin said. “With the expansion of our Westford facility complete, all of our Massachusetts employees are now under one roof. Additionally, we have fully transitioned the Palomar product line to our contract manufacturing model, which we expect to result in greater operational and manufacturing efficiency as we move through the second half of the year.”

Recent Highlights

•	PicoSure Receives FDA Clearance for New Indication. The Company last week announced that it has received 510(k) clearance from the U.S. Food and Drug Administration to market PicoSure for the treatment of acne scars with the FOCUS lens array, the Company’s new disposable energy delivery system. In 2012, PicoSure became the world’s first picosecond device to receive FDA clearance for the removal of tattoos and benign pigmented lesions.

•	Share Repurchase Program. During the second quarter, the Company repurchased $9 million in stock under its $35 million share repurchase program. Approximately $10.6 million remained available under the program at June 30, 2014.

•	International Regulatory Clearances. The Company received more than a dozen international regulatory clearances during the quarter for its aesthetic laser workstations and disposable products. These included regulatory authorization to market the Cellulaze™ Cellulite Laser Workstation in Taiwan; Cellulaze and the RevLite™ SI in Argentina; and the Apogee+® Aesthetic Workstation, Elite+™ Aesthetic Workstation, Smartlipo Triplex™ and Cellulaze in Mexico.

Business Outlook

“In the coming quarters, we plan to focus on broadening our reach through expanded indications and marketing programs, an enhanced North American sales force and technology innovations that enable our customers to offer their patients new aesthetic treatment options,” Davin said. “On the international front, we continue to pursue new regulatory clearances to expand our product footprint in key countries, and to further enhance our sales channels. In parallel with our organic growth initiatives, we have an active pipeline of potential acquisition opportunities that would enable us to further enhance our market leadership.”

Second-Quarter Financial Results Conference Call

In conjunction with the announcement of its second-quarter 2014 financial results, Cynosure will host a conference call for investors and analysts at 9:00 a.m. ET today. On the call, Michael Davin and Timothy Baker, the Company’s Executive Vice President, Chief Operating Officer and Chief Financial Officer, will discuss Cynosure’s financial results and provide a business overview. Those who wish to listen to the conference call webcast should visit the “Investors” section of the Company’s website at www.cynosure.com. The live call can also be accessed by dialing (877) 709-8155 or (201) 689-8881. If you are unable to listen to the live call, the webcast will be archived for one year on the Company’s website.

About Cynosure, Inc.

Cynosure develops and markets laser and light-based aesthetic treatment systems that enable plastic surgeons, dermatologists and other medical practitioners to perform non-invasive and minimally invasive procedures to remove hair, treat vascular and benign pigmented lesions, remove multi-colored tattoos, revitalize the skin, liquefy and remove unwanted fat through laser lipolysis, reduce cellulite, clear nails infected by toe fungus and ablate sweat glands. Cynosure’s product portfolio is composed of a broad range of energy sources including Alexandrite, diode, Nd: YAG, picosecond, pulse dye, and Q-switched lasers and intense pulsed light. Cynosure sells its products globally under the Cynosure, Palomar and ConBio brand names through a direct sales force in the United States, Canada, Mexico, France, Germany, Spain, the United Kingdom, Australia, China, Japan and Korea, and through international distributors in approximately 120 other countries. For corporate or product information, visit Cynosure’s website at www.cynosure.com.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Cynosure, Inc., including Cynosure’s intention to repurchase shares of its common stock from time to time under the share repurchase program, Cynosure’s intention to broaden its reach through expanded indications and marketing programs, expectations of greater operational and manufacturing efficiency as a result of the transition of the Palomar product line to Cynosure’s contract manufacturing model, research and development projects, Cynosure’s active pipeline of potential acquisition opportunities, as well as other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the market price of Cynosure’s stock prevailing from time to time, the nature of other investment opportunities presented to the Company from time to time, the Company’s cash flows from operations, levels of demand for procedures performed with Cynosure products and for Cynosure products themselves, Cynosure’s ability to achieve anticipated synergies in calendar 2014, competition in the aesthetic laser industry, general business and economic conditions, effects of acquisitions that Cynosure has made or may make, Cynosure’s ability to develop and commercialize new products, Cynosure’s reliance on sole source suppliers, the inability to accurately predict the timing or outcome of regulatory decisions, and economic, market, technological and other factors discussed in Cynosure’s most recent Annual Report on Form 10-K and subsequently filed Quarterly Report on Form 10-Q for the first quarter of 2014, which are filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Cynosure’s views as of the date of this press release. Cynosure anticipates that subsequent events and developments will cause its views to change. However, although Cynosure may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Cynosure’s views as of any date subsequent to the date of this press release.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenues	$72,573	$50,091	$134,577	$90,781
Cost of revenues	31,880	22,304	58,489	39,307

Gross profit	40,693	27,787	76,088	51,474

Operating expenses
Selling and marketing	20,867	14,231	40,989	26,834
Research and development	4,999	3,536	10,573	7,317
Amortization of intangible assets acquired	713	283	1,426	497
General and administrative	7,716	24,376	15,356	29,477

Total operating expenses	34,295	42,426	68,344	64,125

Income (loss) from operations	6,398	(14,639)	7,744	(12,651)

Interest (expense), income, net	(343)	23	(692)	55
Other income (expense), net	213	(46)	279	(403)

Income (loss) before income taxes	6,268	(14,662)	7,331	(12,999)

Income tax provision (benefit)	1,693	(5,708)	2,067	(5,284)

Net income (loss)	$4,575	$(8,954)	$5,264	$(7,715)

Diluted net income (loss) per share	$0.20	$(0.54)	$0.23	$(0.47)

Diluted weighted average shares outstanding	22,373	16,636	22,470	16,412

Basic net income (loss) per share	$0.21	$(0.54)	$0.24	$(0.47)

Basic weighted average shares outstanding	22,088	16,636	22,033	16,412

Condensed Consolidated Balance Sheet

(In thousands)

	June 30,	December 31,
	2014	2013
	(Unaudited)
Assets:
Cash, cash equivalents and marketable securities	$65,939	$93,655
Short-term investments and related financial instruments	36,384	26,633
Accounts receivable, net	47,688	36,587
Inventories	52,379	50,251
Deferred tax asset, current portion	9,462	9,341
Prepaid expenses and other current assets	10,291	6,891

Total current assets	222,143	223,358
Property and equipment, net	32,304	26,445
Long-term marketable securities	20,627	8,804
Goodwill and intangibles, net	150,526	154,209
Other noncurrent assets	1,722	1,678

Total assets	$427,322	$414,494

Liabilities and stockholders’ equity:
Accounts payable and accrued expenses	$49,324	$50,893
Amounts due to related parties	1,876	1,268
Deferred revenue	10,047	9,163
Capital lease obligations	213	286

Total current liabilities	61,460	61,610

Capital lease obligations, net of current portion	15,272	14,957
Deferred revenue, net of current portion	650	1,010
Other long-term liabilities	11,820	8,565

Total stockholders’ equity	338,120	328,352

Total liabilities and stockholders’ equity	$427,322	$414,494

To supplement our consolidated financial statements presented in accordance with GAAP, Cynosure uses non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP EPS. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures included in this press release exclude costs associated with the acquisition of Palomar and amortization of intangible assets acquired, for the three and six months ended June 30, 2014. This exclusion may be different from, and therefore not comparable to, similar measures used by other companies.

Cynosure’s management believes that the non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding the acquisition-related costs that may not be indicative of our core business operating results. Cynosure believes that both management and investors benefit from referring to the non-GAAP financial measures in assessing Cynosure’s performance and when planning, forecasting and analyzing future periods. The non-GAAP financial measures also facilitate management’s internal comparisons to Cynosure’s historical performance and our competitors’ operating results. Cynosure believes that the non-GAAP measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in our financial and operational decision making.

Reconciliation of GAAP Income Statement Measures to Non-GAAP Income Statement Measures (Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Gross profit	$40,693	$27,787	$76,088	$51,474

Non-GAAP adjustments to gross profit:
Costs associated with acquisitions and amortization	1,375	1,509	2,750	1,606

Total Non-GAAP adjustments to gross profit	1,375	1,509	2,750	1,606

Non-GAAP Gross profit dollars	$42,068	$29,296	$78,838	$53,080

Non-GAAP Gross profit percentage	58.0%	58.5%	58.6%	58.5%

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Income (loss) from operations	$6,398	$(14,639)	$7,744	$(12,651)

Non-GAAP adjustments to income (loss) from operations:
Costs associated with acquisitions and amortization	3,880	22,244	7,437	23,696

Total Non-GAAP adjustments to income from operations	3,880	22,244	7,437	23,696

Non-GAAP Income from operations	$10,278	$7,605	$15,181	$11,045

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net income (loss)	$4,575	$(8,954)	$5,264	$(7,715)

Non-GAAP adjustments to net income (loss):
Costs associated with acquisitions and amortization	3,880	22,244	7,437	23,696
Income tax effect of non-GAAP adjustments	(1,351)	(7,869)	(1,351)	(7,869)

Total Non-GAAP adjustments to net income (loss)	2,529	14,375	6,086	15,827

Non-GAAP net income	$7,104	$5,421	$11,350	$8,112

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Diluted net income (loss) per share	$0.20	$(0.54)	$0.23	$(0.47)

Costs associated with acquisitions and amortization	0.17	1.29	0.33	1.39
Income tax effect of Non-GAAP adjustments	(0.05)	(0.44)	(0.05)	(0.44)

Total Non-GAAP adjustments to net income (loss)	0.12	0.85	0.28	0.95
Non-GAAP diluted net income per share	$0.32	$0.31	$0.51	$0.48

Weighted average shares used to compute diluted net income per share	22,373	17,221	22,470	17,041

Weighted average shares used to compute Non-GAAP diluted net income per share	22,373	17,221	22,470	17,041